[LETTERHEAD OF VENABLE LLP]

February 28, 2014

The Hartford Mutual Funds, Inc.

5 Radnor Corporate Center, Suite 300

100 Matsonford Road

Radnor, Pennsylvania 19087

Re:	Registration Statement on Form N-1A:
1933 Act File No. 333-02381
1940 Act File No. 811-07589

Ladies and Gentlemen:

We have served as Maryland counsel to The Hartford Mutual Funds, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (the “Company”), in connection with certain matters of Maryland law arising out of the registration and issuance of an indefinite number of shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company classified and designated as the series and classes listed on Schedule I hereto, covered by the above-referenced Registration Statement (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.             Post-Effective Amendment No. 123 to the Registration Statement, substantially in the form transmitted to the Commission under the 1933 Act and the 1940 Act;

2.             The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.             The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.             A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.             Resolutions adopted by the Board of Directors of the Company (the “Resolutions”) relating to the authorization of the sale and issuance of the Shares at net asset value in a continuous public offering, certified as of the date hereof by an officer of the Company;

6.             A certificate executed by an officer of the Company, dated as of the date hereof; and

7.             Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.             Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.             All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.             Upon any issuance of Shares, the total number of shares of each series and class of Common Stock issued and outstanding will not exceed the total number of shares of each series and class of Common Stock that the Company is then authorized to issue under the Charter.

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Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.             The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.             The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment of net asset value therefor in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

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SCHEDULE I

The classes A, B, C, I, Y, R3, R4 and R5, as applicable, of the following series:

1.              The Hartford Balanced Allocation Fund

2.              The Hartford Balanced Fund

3.              The Hartford Balanced Income Fund

4.              The Hartford Capital Appreciation Fund

5.              The Hartford Checks and Balances Fund

6.              The Hartford Conservative Allocation Fund

7.              The Hartford Disciplined Equity Fund

8.              The Hartford Dividend and Growth Fund

9.              Hartford Duration-Hedged Strategic Income Fund

10.       The Hartford Emerging Markets Local Debt Fund

11.       The Hartford Emerging Markets Research Fund

12.       The Hartford Equity Income Fund

13.       The Hartford Floating Rate Fund

14.       The Hartford Floating Rate High Income Fund

15.       The Hartford Global All-Asset Fund

16.       The Hartford Global Alpha Fund

17.       Hartford Global Capital Appreciation Fund

18.       The Hartford Global Growth Fund

19.       The Hartford Global Real Asset Fund

20.       The Hartford Global Research Fund

21.       The Hartford Growth Allocation Fund

22.       The Hartford Healthcare Fund

23.       The Hartford High Yield Fund

24.       The Hartford Inflation Plus Fund

25.       Hartford International Capital Appreciation Fund

26.       The Hartford International Growth Fund

27.       The Hartford International Opportunities Fund

28.       The Hartford International Small Company Fund

29.       The Hartford International Value Fund

30.       The Hartford MidCap Fund

31.       The Hartford MidCap Value Fund

32.       The Hartford Municipal Opportunities Fund

33.       The Hartford Quality Bond Fund

34.       Hartford Real Total Return Fund

35.       The Hartford Short Duration Fund

36.       The Hartford Small Company Fund

37.       The Hartford Small/Mid Cap Equity Fund

38.       The Hartford Strategic Income Fund

39.       The Hartford Target Retirement 2010 Fund

40.       The Hartford Target Retirement 2015 Fund

41.       The Hartford Target Retirement 2020 Fund

42.       The Hartford Target Retirement 2025 Fund

43.       The Hartford Target Retirement 2030 Fund

44.       The Hartford Target Retirement 2035 Fund

45.       The Hartford Target Retirement 2040 Fund

46.       The Hartford Target Retirement 2045 Fund

47.       The Hartford Target Retirement 2050 Fund

48.       The Hartford Total Return Bond Fund

49.       The Hartford Unconstrained Bond Fund

50.       The Hartford Value Fund

51.       The Hartford World Bond Fund